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                                                                     EXHIBIT 4.7


                                                                  EXECUTION COPY

                             ATRIUM COMPANIES, INC.

             $50,000,000 10 1/2% SENIOR SUBORDINATED NOTES DUE 2009


                               PURCHASE AGREEMENT


                                                                December 3, 2003
                                                              New York, New York

UBS Securities LLC
299 Park Avenue
New York, New York  10171

CIBC World Markets Corp.
425 Lexington Avenue
New York, New York  10017

Ladies and Gentlemen:

                  KAT Holdings, Inc., a Delaware corporation ("KAT") and, as of the Effective Time (as defined below), the Issuers (as defined below), jointly and severally hereby agree with you as follows:

                  1. Issuance of Notes. KAT proposes to cause Atrium Companies, Inc. (the "ISSUER") to issue and sell to UBS Securities LLC and CIBC World Markets Corp. (each an "INITIAL PURCHASER" and together the "INITIAL PURCHASERS") $50,000,000 aggregate principal amount of the Issuer's 10 1/2% Senior Subordinated Notes due 2009 (the "ORIGINAL NOTES"). KAT shall cause the Issuer's obligations under the Original Notes and the Indenture (as defined below) to be unconditionally guaranteed (the "GUARANTEES") on an unsecured senior subordinated basis by each of the entities denotated as guarantors listed on Schedule II hereto (the "GUARANTORS," and, together with the Issuer, the "ISSUERS"). All references herein to the Original Notes include the related Guarantees unless the context otherwise requires. The Original Notes and the Guarantees will be issued pursuant to an indenture dated May 17, 1999, as amended as of October 25, 2000 and January 24, 2003 and pursuant to the Third Supplemental Indenture dated as of November 18, 2003 (the "INDENTURE"), among the Issuer, the Guarantors named therein and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company), as trustee (the "Trustee"). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Indenture.

                  The Original Notes are being sold in connection with the merger (the "MERGER") of KAT with and into Atrium Corporation, a Delaware corporation ("HOLDINGS"), pursuant to an Agreement and Plan of Merger (as amended in accordance therewith, the "MERGER AGREEMENT"), dated as of October 27, 2003, by and among KAT, Holdings and the Holdings' securityholders named therein. Subject to the conditions set forth in the Merger Agreement, KAT will merge with and into Holdings with Holdings surviving the Merger. The time of the consummation of the Merger is referred to herein as the "EFFECTIVE TIME."



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                  In connection with the Merger and on the Effective Time,
certain of Holdings' and the Issuer's debt will be renewed, repaid or refinanced (the "REFINANCING") (including, without limitation, the renewal, repayment or refinancing of (a) Holdings' existing 15% Senior Pay-In-Kind Notes due 2010 (the "PIK NOTES"), (b) the Issuer's accounts receivable securitization facility (the "AR FACILITY") and (c) the Issuer's existing senior credit facility (the "EXISTING BANK FACILITY")).

                  The Merger, the Refinancing and related fees and expenses (and ongoing working capital) will be financed with (i) approximately $265.0 million of equity contributed to Holdings by Kenner & Company, Inc., its affiliates and certain other equity investors (the "SPONSOR EQUITY"), (ii) the issuance of the Original Notes, (iii) the renewal of the AR Facility and (iv) borrowings consisting of (x) a senior secured term loan facility of up to $180.0 million and (y) a senior secured revolving credit facility of up to $50.0 million pursuant to a credit agreement (the "CREDIT AGREEMENT") dated as of the Effective Time, by and among the Issuer, the Guarantors, Canadian Imperial Bank of Commerce as Administrative Agent and Collateral Agent and UBS Securities LLC as Syndication Agent. In order to secure the Issuers' obligations under the Credit Agreement, Holdings and the Issuers will enter into the security documents (the "BANK SECURITY DOCUMENTS") pursuant to which they will pledge substantially all of their assets.

                  As used herein, the term "TRANSACTIONS" means the issuance of the Original Notes, the consummation of the Merger, the Refinancing, the contribution of the Sponsor Equity, the initial borrowings under the Credit Agreement and the payment of related fees and expenses. The Note Documents (as defined herein) and all of the documents entered into in connection with the Transactions are hereinafter collectively referred to as the "TRANSACTION DOCUMENTS."

                  Concurrently with the Effective Time, Holdings and the Issuers will execute an assumption agreement (the "ASSUMPTION AGREEMENT") substantially in the form attached hereto as Exhibit B. Pursuant to applicable law and the Assumption Agreement (i) Holdings, as survivor of the Merger, will assume all of the obligations of KAT under this Agreement and will cause the Issuer to issue the Original Notes and be bound by the obligations of the Issuer pursuant to this Agreement.

                  The Original Notes will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "ACT"). The Issuer has prepared a preliminary offering memorandum dated December 2, 2003 (including the documents incorporated by reference therein, the "PRELIMINARY OFFERING MEMORANDUM"), and a final offering memorandum dated and available for distribution on the date hereof (including the documents incorporated by reference therein, the "OFFERING MEMORANDUM") relating to the Issuer and the Original Notes has been prepared by KAT and the Issuer.

                  The Initial Purchasers have advised KAT and the Issuer that the Initial Purchasers intend, as soon as they deem practicable after this Purchase Agreement (this "AGREEMENT") has been executed and delivered, to resell (the "EXEMPT RESALES") the Original Notes purchased by the Initial Purchasers under this Agreement in private sales exempt from registration under the Act on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers,"



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as defined in Rule 144A under the Act ("QIBS"), and (ii) other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Act; the Persons specified in clauses (i) and (ii) are sometimes collectively referred to herein as the "ELIGIBLE PURCHASERS."

                  Upon issuance of the Original Notes and until such time as the same is no longer required under the applicable requirements of the Act, the Original Notes shall bear the legend relating thereto set forth under the caption "Notice to Investors" in the Offering Memorandum.

                  Holders (including subsequent transferees) of the Original Notes will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT") to be dated the Closing Date in the form attached hereto as Exhibit C. Pursuant to the Registration Rights Agreement, the Issuers will agree to (i) file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth in the Registration Rights Agreement, (a) a registration statement under the Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to a new issue of debt securities (collectively with the Private Exchange Notes (as defined in the Registration Rights Agreement), the "EXCHANGE NOTES" and, together with the Original Notes, the "NOTES," which term includes the guarantee thereof by the Guarantors) to be offered in exchange for the Original Notes (the "EXCHANGE OFFER") and issued under the Indenture and/or (b) under certain circumstances set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale by certain holders of the Original Notes, and (ii) to use its commercially reasonable best efforts to cause such Registration Statements to be declared effective. This Agreement, the Notes, the Guarantees, the Indenture, the Registration Rights Agreement, and the Assumption Agreement are hereinafter sometimes referred to collectively as the "NOTE DOCUMENTS."

                  2. Agreements to Sell and Purchase. On the basis of the representations, warranties and covenants contained in this Agreement, KAT agrees to cause the Issuer as of the Effective Time to issue and sell to the Initial Purchasers $50,000,000 in aggregate principal amount of the Original Notes. The Initial Purchasers agree, on the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained in this Agreement, severally and not jointly to purchase from the Issuer, the aggregate principal amount of the Original Notes set forth opposite its name on Schedule I attached hereto. The purchase price for the Original Notes shall be 104.4703125% of their principal amount.

                  3. Delivery and Payment. Delivery of, and payment of the purchase price for, the Original Notes shall be made at 10:00 a.m., New York time, on December 10, 2003 (such date and time, the "CLOSING DATE") at the offices of Mayer, Brown, Rowe & Maw LLP at 1675 Broadway, New York, New York 10019. The Closing Date and the location of delivery of and the form of payment for the Original Notes may be varied by mutual agreement between the Initial Purchasers and the Issuer.

                  KAT, and on and as of the Effective Time, Holdings shall cause the Issuer and on and as of the Effective Time, the Issuer agrees to deliver all of the Original Notes to the Initial Purchasers (or as the Initial Purchasers direct) through the facilities of The Depository Trust



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Company against payment by the Initial Purchasers of the purchase price therefor by means of wire transfer of immediately available funds to such account or accounts specified by the Issuer in accordance with its obligations under Sections 4(g) and 8(n) hereof on or prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. The Original Notes shall be evidenced by one or more certificates in global form registered in such names as the Initial Purchasers may request upon at least one business day's notice prior to the Closing Date and having an aggregate principal amount corresponding to the aggregate principal amount of the Original Notes.

                  4. Agreements of KAT, Holdings and the Issuer. KAT and, on and as of the Effective Time, Holdings, agrees to cause the Issuers and on and as of the Effective Time the Issuers jointly and severally covenant and agree with the Initial Purchasers as follows:

                  (a) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers, without charge, with as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. KAT and, on and as of the Effective Time Holdings agree to cause the Issuers and on and after the Effective Time the Issuers consent to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant to this Agreement, by the Initial Purchasers in connection with Exempt Resales.

                  (b) Not to make any changes to the information contained in the Offering Memorandum from the corresponding information contained in the Preliminary Offering Memorandum other than (i) changes to reflect pricing information with respect to the Notes and (ii) such other changes as to which the Representative shall have consented, such consent not to be unreasonably withheld. Not to amend or supplement the Offering Memorandum prior to the Closing Date unless the Initial Purchasers shall previously have been advised of such proposed amendment or supplement prior to the proposed use, and shall not have reasonably objected to such amendment or supplement.

                  (c) If, prior to the time that the Initial Purchasers have completed their distribution of the Original Notes, any event shall occur that, in the judgment of KAT and, on and after the Effective Time, Holdings and the Issuer or in the judgment of counsel to the Initial Purchasers, makes any statement of a material fact in the Offering Memorandum, as then amended or supplemented, untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements in the Offering Memorandum, as then amended or supplemented, in the light of the circumstances under which they are made, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with all applicable laws, KAT and, on and after the Effective Time, Holdings and the Issuer shall promptly notify the Initial Purchasers of such event and (subject to Section 4(b)) prepare an appropriate amendment or supplement to the Offering Memorandum so that (i) the statements in the Offering Memorandum, as amended or supplemented, will, in the light of the circumstances at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, not be misleading and (ii) the Offering Memorandum will comply in all material respects with applicable law.



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                  (d) To qualify or register the Original Notes under the
         securities laws of such jurisdictions as the Initial Purchasers may reasonably request and to continue such qualification in effect so long as required for the Exempt Resales. Notwithstanding the foregoing, no Issuer shall be required to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to execute a general consent to service of process in any such jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

                  (e) To advise the Initial Purchasers promptly, and if requested by the Initial Purchasers, to confirm such advice in writing, of the issuance by any securities commission of any stop order suspending the qualification or exemption from qualification of any of the Original Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any securities commission or other regulatory authority. KAT and, on and after the Effective Time, Holdings shall cause the Issuers, and on and after the Effective Time the Issuers shall use their commercially reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Original Notes under any securities laws, and if at any time any securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Original Notes under any securities laws, KAT and, on and after the Effective Time, Holdings shall cause the Issuers, and on and after the Effective Time the Issuers shall use their commercially reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (f) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and disbursements (including fees, expenses and disbursements of counsel to the Issuers) reasonably incurred and stamp, documentary or similar taxes incident to and in connection with: (i) the preparation, printing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto, (ii) all reasonable and documented expenses (including travel expenses) of KAT, Holdings, the Issuers and the Initial Purchasers in connection with any meetings with prospective investors in the Original Notes, (iii) the preparation, notarization (if necessary) and delivery of the Note Documents and all other agreements, memoranda, correspondence and documents prepared and delivered in connection with this Agreement and with the Exempt Resales, (iv) the issuance, transfer and delivery of the Original Notes by the Issuers to the Initial Purchasers, (v) the qualification or registration of the Notes for offer and sale under the securities laws of the several states of the United States or provinces of Canada (including, without limitation, the cost of printing and mailing preliminary and final Blue Sky or legal investment memoranda and fees and disbursements of counsel (including local counsel) to the Initial Purchasers relating thereto), (vi) the furnishing of such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with Exempt Resales, (vii) the preparation of certificates for the Notes, (viii) the application for quotation of the Notes in The Portal Market ("PORTAL") of the National Association of Securities Dealers, Inc. ("NASD"), including, but not limited to, all listing fees and expenses, (ix) the approval of the Notes by The Depository Trust Company ("DTC")



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         for "book-entry" transfer, (x) the rating of the Notes by rating agencies, (xi) the fees and expenses of the Trustee and its counsel and
         (xii) the performance by KAT and, on and as of the Effective Time, Holdings and the Issuer of its other obligations under the Note Documents.

                  (g) To use the proceeds from the sale of the Original Notes in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

                  (h) To do and perform all things required to be done and performed under this Agreement by them prior to or after the Closing Date and to satisfy all conditions precedent on their part to the delivery of the Original Notes.

                  (i) Not to, and not to permit any of their respective subsidiaries to sell, offer for sale or solicit offers to buy any security (as defined in the Act) that would be integrated with the sale of the Original Notes in a manner that would require the registration under the Act of the sale of the Original Notes to the Initial Purchasers or any Eligible Purchasers.

                  (j) Not to, and to cause their respective affiliates (as defined in Rule 144 under the Act) not to, resell any of the Original Notes that have been reacquired by any of them.

                  (k) Not to engage, not to allow any of their respective subsidiaries to engage, and to cause their respective affiliates and any person acting on their behalf (other than, in any case, the Initial Purchasers and any of their affiliates, as to whom the Issuers make no covenant) not to engage, in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with any offer or sale of the Original Notes in the United States prior to the effectiveness of a registration statement with respect to the Notes.

                  (l) Not to engage, not to allow any of their respective subsidiaries to engage, and to cause their respective affiliates and any person acting on their behalf (other than, in any case, the Initial Purchasers and any of their affiliates, as to whom the Issuers make no covenant) not to engage, in any directed selling effort with respect to the Original Notes, and to comply with the offering restrictions requirement of Regulation S under the Act. Terms used in this paragraph have the meanings given to them by Regulation S.

                  (m) From and after the Closing Date, for so long as any of the Notes remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Act and during any period in which the Issuer is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), to make available upon request the information required by Rule 144A(d)(4) under the Act to (i) any holder or beneficial owner of Notes in connection with any sale of such Notes and (ii) any prospective purchaser of such Notes from any such holder or beneficial owner designated by the holder or beneficial owner. From and after the Effective Time, the Issuer will pay the expenses of preparing, printing and distributing such documents.



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                  (n) To comply in all material respects with any of their
         respective agreements set forth in the Registration Rights Agreement.

                  (o) To comply in all material respects with all of their respective obligations set forth in the representations letter of the Issuer to DTC relating to the approval of the Notes by DTC for "book-entry" transfer and the Issuer shall use its commercially reasonable best efforts to obtain approval of the Notes by DTC for "book-entry" transfer.

                  (p) Prior to the Closing Date, to furnish without charge to the Initial Purchasers, (i) as soon as they have been prepared by the Issuer, a copy of any regularly prepared internal financial statements of the Issuer and its subsidiaries for any period subsequent to the period covered by the financial statements appearing in the Offering Memorandum, (ii) all other reports and other communications (financial or otherwise) that the Issuer mails or otherwise makes available to its security holders and (iii) such other information as the Initial Purchasers shall reasonably request.

                  (q) Not to, and not to permit any of their respective affiliates or anyone acting on their or their respective affiliates' behalf to (other than the Initial Purchasers and their affiliates), distribute prior to the Closing Date any offering material in connection with the offer and sale of the Original Notes other than the Preliminary Offering Memorandum and the Offering Memorandum.

                  (r) During the period of two years after the Closing Date or, if earlier, until such time as the Original Notes are no longer restricted securities (as defined in Rule 144 under the Act), not to be or become a closed-end investment company required to be registered, but not registered, under the Investment Company Act of 1940.

                  (s) In connection with the offering, until the Initial Purchasers shall have notified the Issuer of the completion of the resale of the Notes, not to, and not to permit any of their respective affiliates (as such term is defined in Rule 501(b) of Regulation D under the Act) to, either alone or with one or more other Persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest, and neither the Issuers nor any of their respective affiliates will make bids or purchases for the purpose of creating actual or apparent active trading in, or of raising the price of, the Notes.

                  (t) To use its commercially reasonable best efforts to effect the inclusion of the Notes in Portal.

                  5. Representations and Warranties. (a) KAT and, on and as of the Effective Time, Holdings shall cause the Issuers to, and on and as of the Effective Time (upon execution and delivery of the Assumption Agreement), the Issuers represent and warrant to the Initial Purchasers that:

                  (i) Each of the Preliminary Offering Memorandum and the Offering Memorandum has been prepared for use in connection with the Exempt Resales. None of the Preliminary Offering Memorandum, the Offering Memorandum or any supplement or amendment thereto contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances



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         under which they were made, not misleading; provided, however, that none of KAT or the Issuers makes any representation or warranty with respect to information relating to the Initial Purchasers contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum or any supplement or amendment thereto in reliance upon and in conformity with information furnished or failed to be furnished to KAT and the Issuers in writing by or on behalf of an Initial Purchaser relating to such Initial Purchaser expressly for inclusion in the Preliminary Offering Memorandum, the Offering Memorandum or any supplement or amendment thereto. To the best knowledge of KAT, after due inquiry, the Issuer's Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports which have been filed by the Issuer with the Commission pursuant to the Exchange Act do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. No order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued or, to the knowledge of KAT and the Issuers, has been threatened.

                  (ii) There are no securities of the Issuers that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated interdealer quotation system of the same class within the meaning of Rule 144A under the Act as the Notes.

                  (iii) To the best knowledge of KAT, after due inquiry, as of the Closing Date, the Issuer shall have an authorized capitalization as set forth under the heading "Capitalization" in the Offering Memorandum, including the notes thereto, included in the Offering Memorandum. To the best knowledge of KAT, after due inquiry, all of the issued and outstanding shares of capital stock of the Issuer have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar right of any securityholder of the Issuer. Attached as Schedule II is to the best knowledge of KAT, after due inquiry, a true and complete list of each entity in which the Issuer has a direct or indirect majority equity or voting interest (each a "SUBSIDIARY" and, together, the "SUBSIDIARIES"), their jurisdictions of incorporation or formation, type of entity and percentage equity ownership by the Issuer. To the best knowledge of KAT, after due inquiry, all of the issued and outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly and validly authorized and issued, are fully paid and nonassessable, were not issued in violation of any preemptive or similar right of any securityholder of the Subsidiary and, except as set forth in the Offering Memorandum, are owned by the Issuer free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (other than transfer restrictions imposed by the Act, the securities or Blue Sky laws of certain jurisdictions and security interests granted pursuant to the Bank Security Documents. Except as set forth in the Offering Memorandum, to the best knowledge of KAT, after due inquiry, there are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any shares of capital stock of the Issuer or any of the Subsidiaries. To the best knowledge of KAT, after due inquiry, no holder of any securities of the Issuer or any of the Subsidiaries is entitled to have such securities (other than the



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         Notes) registered under any registration statement contemplated by the
         Registration Rights Agreement.

                  (iv) KAT and, to the best knowledge of KAT, after due inquiry, the Issuer and each of the Subsidiaries (A) is a corporation duly organized and validly existing under the laws of the jurisdiction of its organization; (B) has all requisite corporate power and authority, and has all governmental licenses, authorizations, consents and approvals, necessary to own its property and carry on its business as now being conducted, except if the failure to obtain any such license, authorization, consent and approval could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and
         (C) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing, individually or in the aggregate, could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. A "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, condition (financial or other), results of operations, performance, properties or prospects of KAT, the Issuer and the Subsidiaries, taken as a whole.

                  (v) KAT and, to the best knowledge of KAT, after due inquiry, each of the Issuers has all requisite corporate power and authority to execute, deliver and perform all of its obligations under the Note Documents to which it is a party and to consummate the transactions contemplated hereby and by the Note Documents to be consummated on its part and, without limitation, the Issuers have all requisite corporate power and authority to issue, sell and deliver and perform their obligations under the Notes.

                  (vi) This Agreement has been duly and validly authorized, executed and delivered by KAT, and on and after the Effective Time, Holdings and each of the Issuers.

                  (vii) To the best knowledge of KAT, after due inquiry, the Indenture is a legally binding and valid obligation of each of the Issuers, enforceable against each of them in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought. The Indenture conforms in all material respects to the description thereof in the Offering Memorandum.

                  (viii) To the best knowledge of KAT, after due inquiry, the Original Notes have been duly and validly authorized for issuance and sale to the Initial Purchasers by each of the Issuers, and when issued, authenticated and delivered by the Issuers against payment therefor by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, the Original Notes will be legally binding and valid obligations of each of the Issuers, entitled to the benefits of the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and enforceable against each of the Issuers in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors'

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         rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought. To the best knowledge of KAT, after due inquiry, the Original Notes, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

                  (ix) To the best knowledge of KAT, after due inquiry, the Exchange Notes have been, or on or before the Closing Date will be, duly and validly authorized for issuance by each of the Issuers, and when issued, authenticated and delivered by the Issuers in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, the Exchange Notes will be legally binding and valid obligations of each of the Issuers, entitled to the benefits of the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and enforceable against each of the Issuers in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought.

                  (x) To the best knowledge of KAT, after due inquiry, the Guarantees, when the Original Notes are issued, authenticated by the Trustee and delivered by the Issuer against payment by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee), will be legally binding and valid obligations of the Guarantors, enforceable against each of them in accordance with their terms, except that enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the discretion of the court before which any proceedings therefor may be brought.

                  (xi) To the best knowledge of KAT, after due inquiry, the guarantees to be endorsed on the Exchange Notes, when the Exchange Notes are issued, authenticated by the Trustee and delivered in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, will be legally binding and valid obligations of the Guarantors, enforceable against each of them in accordance with their terms, except that enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the discretion of the court before which any proceedings therefor may be brought.

                  (xii) At the Closing Date, the Registration Rights Agreement will have been duly and validly authorized by the Issuers and, when duly executed and delivered by the Issuers (assuming the due authorization, execution and delivery thereof by the Initial Purchasers), will constitute a valid and legally binding obligation of the Issuers, enforceable against them in accordance with its terms, except that (A) the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations. The Registration Rights Agreement, when executed and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

                  (xiii) To the best knowledge of KAT, after due inquiry, each Subsidiary which is or will be a guarantor or otherwise obligated under the Credit Agreement will be a Guarantor of the Notes and is denotated as a Guarantor on Schedule II hereto. KAT and, to the best knowledge of KAT, after due inquiry, each of the Issuers has all requisite corporate power and authority to enter into and perform its respective obligations under the Transaction Documents to which it is a party.

                  (xiv) All taxes, fees and other governmental charges that are due and payable on or prior to the Closing Date in connection with the execution, delivery and performance of the Note Documents and the execution, delivery and sale of the Original Notes shall have been paid by or on behalf of the Issuer at or prior to the Closing Date.

                  (xv) KAT, and to the best knowledge of KAT, after due inquiry, neither the Issuer nor any Subsidiary, is (A) in violation of its charter, bylaws or other constitutive documents, or (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which KAT, the Issuer or any Subsidiary is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, "AGREEMENTS AND INSTRUMENTS"), except, for such defaults or violations as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (xvi) The execution, delivery and performance of the Transaction Documents and consummation of the other Transactions does not and will not violate, conflict with or constitute a breach of any of the terms or provisions of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of KAT, or to the best knowledge of KAT, after due inquiry, the Issuer or any Subsidiary (other than as created pursuant to the Credit Agreement and the Bank Security Documents) or an acceleration of any indebtedness of the Issuer or any Subsidiary pursuant to, (i) the charter, bylaws or other constitutive documents of Holdings, the Issuer or any Subsidiary, (ii) any of the Agreements and Instruments, (iii) any law, statute, rule or regulation applicable to KAT, the Issuer or any Subsidiary or their respective assets or properties or (iv) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over KAT, the Issuer or any Subsidiary or their respective assets or properties. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 5(b) of this Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency, domestic or foreign, is required to be obtained or made by the Issuer or any Subsidiary for the execution, delivery and performance by the Issuer or any Subsidiary of the Transaction Documents and the consummation of the Transactions, except (w) such as have been or will be obtained or made on or prior to the Closing Date, (x) registration of the Exchange Offer or resale of the Notes under the Act pursuant to the Registration Rights Agreement, and (y) such filings and recordings with governmental authorities as may be required to perfect liens under the Bank Security Documents. With respect to KAT and with respect to the Issuers to the best knowledge of KAT, after due inquiry, no consents or waivers from any other person or entity are required for the execution, delivery and performance of this Agreement or any of the other Transaction Documents and the consummation of the Transactions, other than such consents and waivers as have been obtained or will be obtained prior to the Closing Date and will be in full force and effect.

                  (xvii) Except as set forth in the Offering Memorandum, there is (A) (1) no action, suit, proceeding, inquiry or investigation before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or (2) to the best knowledge of KAT, threatened or contemplated, to which KAT, or to the best knowledge of KAT, after due inquiry, the Issuer or any Subsidiary is or may be a party or to which the business, assets or property of KAT, the Issuer or any Subsidiary is or may be subject, and (B) no statute, rule, regulation or order that has been enacted, adopted or issued or, to the knowledge of the Issuer, that has been proposed by any governmental body or agency, domestic or foreign, and no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which KAT, the Issuer or any Subsidiary is or may be subject that could reasonably be expected, individually or in the aggregate, in the case of both clauses (A) and
         (B), (1) to interfere with or adversely affect the consummation of any of the Transactions, assuming, in the case of clause (A), such action, suit or proceeding is determined adversely to KAT, the Issuer or any Subsidiary or (2) to have a Material Adverse Effect. Every request of any securities authority or agency of any jurisdiction for additional information with respect to the Transactions that has been received by KAT, or to the best knowledge of KAT, after due inquiry, the Issuer or any Subsidiary or their counsel prior to the date hereof has been, or will prior to the Closing Date be, complied with in all material respects.

                  (xviii) (A) To the best knowledge of KAT, after due inquiry, except as could not reasonably be expected to have a Material Adverse Effect, no labor disturbance by the employees of the Issuer or any Subsidiary exists or (B) to the best knowledge of KAT, is imminent, and none of the Issuers are aware of any existing or imminent labor disturbance by the employees of any of its or any of the Subsidiaries' principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                  (xix) Except as described in the Offering Memorandum and except such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, KAT and, to the best knowledge of KAT, after due inquiry, the Issuer and its Subsidiaries (A) are not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "HAZARDOUS MATERIALS") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "ENVIRONMENTAL LAWS"), (B) have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) have no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation, or proceedings relating to any Environmental Law against it or them, (D) have experienced no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting it or them relating to Hazardous Materials or Environmental Laws and (E) has not assumed by contract or agreement any liabilities or obligations arising under any Environmental Law including, without limitation, any such liabilities or obligations with respect to formerly owned, leased or operated real property or facilities, or former divisions or subsidiaries.

                  (xx) KAT and to the best knowledge of KAT, after due inquiry, the Issuer and its Subsidiaries (A) possess such permits, licenses, approvals, consents and other authorizations (each an, "AUTHORIZATION") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to hold such Authorization would not, singly or in the aggregate, have a Material Adverse Effect, (B) are in compliance with the terms and conditions of any such Authorization, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect, (C) possess all such Authorizations are valid and in full force and effect, except where the invalidity of such Authorization or the failure of such Authorization to be in full force and effect would not have a Material Adverse Effect and (D) have not received any notice of proceedings relating to the revocation or modification of any such Authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (xxi) To the best knowledge of KAT, after due inquiry, the Issuer and each Subsidiary has good, valid and marketable title in fee simple to all items of owned real property and valid title to all personal property owned by each of them, in each case free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party, except (i) as created pursuant to the Credit Agreement and the Bank Security Documents, (ii) such as do not, singly or in the aggregate, materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Issuer or such Subsidiary to an extent that such interference could reasonably be expected to have a Material Adverse Effect, and (iii) liens described in the Offering Memorandum. To the best knowledge of KAT, after due inquiry, any real property, personal property and buildings held under lease or sublease material to the business of the Issuer and its Subsidiaries, considered as one enterprise, and under which the Issuer or any of its Subsidiaries holds properties described in the Offering Memorandum, are in full force and effect, and neither the Issuer nor any of its Subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Issuer or any of its Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Issuer or any of its Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease. KAT owns no interest in any real property.

                  (xxii) To the best knowledge of KAT, after due inquiry, the Issuer and each Subsidiary owns, possesses or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, the "INTELLECTUAL PROPERTY") necessary to conduct the businesses operated by it as described in the Offering Memorandum, except where the failure to own, possess or have the right to employ such Intellectual Property, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. KAT owns no Intellectual Property. KAT and, to the best knowledge of KAT, after due inquiry, neither the Issuer nor any Subsidiary has received any notice of infringement of or conflict with (and neither knows of any such infringement or a conflict with) asserted rights of others with respect to any of the foregoing that could reasonably be expected to have a Material Adverse Effect. To the best knowledge of KAT, after due inquiry, the use of the Intellectual Property in connection with the business and operations of the Issuer and the Subsidiaries does not infringe on the rights of any person, except for such infringement as could not reasonably be expected to have a Material Adverse Effect.

                  (xxiii) (A) KAT and to the best knowledge of KAT, after due inquiry, the Issuer and its Subsidiaries have filed all federal, state, local and foreign tax returns that are required to be filed or have duly requested extensions thereof and have paid all taxes required to be paid by any of them and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings and for which adequate reserves have been made in accordance with generally accepted accounting principles; and adequate charges, accruals and reserves have been provided for in the financial statements included in the Offering Memorandum in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Issuer or any of its Subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities and (B) to the best knowledge of KAT, there are no material proposed additional tax assessments against any of the Issuer and the Subsidiaries or their assets or property.

                  (xxiv) KAT and to the best knowledge of KAT, after due inquiry, neither the Issuer nor any Subsidiary has incurred any liability for any prohibited transaction or accumulated funding deficiency (within the meaning of Section 412 of the Code) or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Issuer or any Subsidiary makes or ever has made a contribution and in which any employee of the Issuer or any Subsidiary is or has ever been a participant, which, individually or in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect. KAT and to the best knowledge of KAT, after due inquiry, with respect to such plans, the Issuer and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA, except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have or a result in a Material Adverse Effect.

                  (xxv) KAT and to the best knowledge of KAT, after due inquiry, neither the Issuer nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" incorporated in the United States within the meaning of the Investment Company Act of 1940, as amended. (xxvi) To the best knowledge of KAT, after due inquiry, the Issuer and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of their financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; and (C) access to assets is permitted only in accordance with management's general or specific authorization.

                  (xxvii) To the best knowledge of KAT, after due inquiry, the Issuer has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange
         Act); such disclosure controls and procedures are designed to ensure that material information relating to the Issuer, including its consolidated subsidiaries, is made known to the Issuer's Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; to the best knowledge of KAT, after due inquiry, the Issuer's auditors and the Audit Committee of the Board of Directors of the Issuer have been advised of: (A) any significant deficiencies in the design or operation of internal controls which could adversely affect the Issuer's ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Issuer's internal controls; any material weaknesses in internal controls have been identified for the Issuer's auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

                  (xxviii) To the best knowledge of KAT, after due inquiry, the Issuer has provided you true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Issuer to any director or executive officer of the Issuer, or to any family member or affiliate of any director or executive officer of the Issuer; and since December 31, 2002, the Issuer has not, directly or indirectly, including through any subsidiary: (A) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Issuer, or to or for any family member or affiliate of any director or executive officer of the Issuer; or (B) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Issuer, or any family member or affiliate of any director or executive officer, which loan was outstanding on December 31, 2002.

                  (xxix) To the best knowledge of KAT, after due inquiry, the Issuer and the Subsidiaries maintain insurance covering their properties, assets, operations personnel and businesses, and such insurance is of such type and in such amounts in accordance with customary industry practice to protect the Issuer and the Subsidiaries and their businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase.

                  (xxx) KAT, and to the best knowledge of KAT, after due inquiry, neither the Issuer nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Act) has (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Original Notes or (B) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Original Notes in a manner that would require registration of the Original Notes under the Act or paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Issuer in a manner that would require registration of the Original Notes under the Act.

                  (xxxi) KAT, and to the best knowledge of KAT, after due inquiry, neither the Issuer nor any of its affiliates (as defined in Regulation D under the Act) has, directly or through any agent (other than the Initial Purchasers or any affiliate of the Initial Purchasers, as to which no representation is made), sold, offered for sale, contracted to sell, pledged, solicited offers to buy or otherwise disposed of or negotiated in respect of any security (as defined in the Act) that is currently or will be integrated with the sale of the Original Notes in a manner that would require the registration of the Original Notes under the Act.

                  (xxxii) KAT, and to the best knowledge of KAT, after due inquiry, neither the Issuer nor any of its affiliates, or any person acting on its or their behalf (other than any Initial Purchaser, as to whom the Issuer makes no representation), is engaged in any directed selling effort with respect to the Original Notes, and each of them, or any person acting on their behalf (other than any Initial Purchaser, as to whom the Issuer makes no representation), has complied with the offering restrictions requirement of Regulation S under the Act. Terms used in this paragraph have the meaning given to them by Regulation S.

                  (xxxiii) No form of general solicitation or general advertising (prohibited by the Act in connection with offers or sales such as the Exempt Resales) was used by KAT, or to the best knowledge of KAT, after due inquiry, the Issuer or any of its representatives (other than any Initial Purchaser, as to whom the Issuer makes no representation) in connection with the offer and sale of any of Original Notes or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or the Internet, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising within the meaning of Regulation D under the Act. KAT, and to the best knowledge of KAT, after due inquiry, none of the Issuer or any of its affiliates has entered into, and KAT, and to the best knowledge of KAT, after due inquiry none of the Issuer or any of its affiliates will enter into, any contractual arrangement with respect to the distribution of the Original Notes except for this Agreement.

                  (xxxiv) Except as disclosed in the Offering Memorandum, to the best knowledge of KAT, after due inquiry, no person has the right to act as an underwriter or as a financial advisor to KAT, the Issuer or its Subsidiaries in connection with the offer and sale of the Notes whether as a result of the sale of the Notes as contemplated hereby or otherwise.

                  (xxxv) Since the date as which information is given in the Offering Memorandum, except as set forth or contemplated in the Offering Memorandum, to the best knowledge of KAT, after due inquiry,
         (A) none of KAT, the Issuer or any Subsidiary has (1) incurred any liabilities or obligations, direct or contingent, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (B) there has not been any event or development in respect of the business or condition (financial or other) of KAT or the Issuer and the Subsidiaries that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (C) there has been no dividend or distribution of any kind declared, paid or made by the Issuer on any class of its capital stock and (D) there has not been any change in the long-term debt of KAT, the Issuer or any of the Subsidiaries.

                  (xxxvi) KAT and to the best knowledge of KAT, after due inquiry, neither the Issuer nor any Subsidiary (or any agent thereof acting on their behalf) has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, as in effect, or as the same may hereafter be in effect, on the Closing Date.

                  (xxxvii) To the best knowledge of KAT, after due inquiry, the accountants who audited the financial statements and supporting schedules included in (or incorporated by reference into) the Offering Memorandum are independent public accountants with respect to the Issuer and its Subsidiaries within the meaning of Regulation S-X under the Act. To the best knowledge of KAT, after due inquiry, the financial statements together with the related schedules and notes thereto of the Issuer included in (or incorporated by reference into) the Offering Memorandum present fairly in all material respects the consolidated financial position, results of operations, cash flows and changes in stockholder's equity of the Issuer and the Subsidiaries at the respective dates and for the respective periods indicated. To the best knowledge of KAT, after due inquiry, all such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented (except as disclosed therein). To the best knowledge of KAT, after due inquiry, the supporting schedules, if any, included in (or incorporated by reference into) the Offering Memorandum present fairly in all material respects in accordance with GAAP the information required to be stated therein. To the best knowledge of KAT, after due inquiry, the information set forth under the captions "Offering memorandum summary -- Summary historical and pro forma financial information" and "Selected historical financial information" included in the Offering Memorandum has been prepared on a basis consistent in all material respects with that of the audited financial statements of the Issuer. To the best knowledge of KAT, after due inquiry, the Issuer's ratio of earnings to fixed charges set forth in the selected historical financial information has been calculated in compliance with item 503(d) of Regulation S-K. To the best knowledge of KAT, after due inquiry, the other financial and statistical information and data included in (or incorporated by reference into) the Offering Memorandum are accurately presented in all material respects and prepared on a basis consistent with the financial statements and the books and records of the Issuer and the Subsidiaries. Notwithstanding any representation to the contrary in this clause (xxxvii), neither KAT nor the Issuers make any representation with respect to whether EBITDA or Adjusted EBITDA as set forth in the Preliminary Offering Memorandum or the Offering Memorandum were prepared, calculated or presented in accordance with generally accepted accounting principles or in conformity with Regulation S-X of the Act.

                  (xxxviii) To the best knowledge of KAT, after due inquiry, the unaudited pro forma financial statements (including the related notes thereto) and, except as disclosed in the Offering Memorandum, the other pro forma financial information included in (or incorporated by reference into) the Offering Memorandum (A) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Exchange Act, (B) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and (C) have been properly computed on the bases described therein; the assumptions used in the preparation of the pro forma financial data and other pro forma financial information included in (or incorporated by reference into) the Offering Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. Notwithstanding any representation to the contrary in this clause (xxxviii), neither KAT nor the Issuers make any representation with respect to whether EBITDA or Adjusted EBITDA as set forth in the Preliminary Offering Memorandum or the Offering Memorandum were prepared, calculated or presented in accordance with generally accepted accounting principles or in conformity with Regulation S-X of the Act.

                  (xxxix) To the best knowledge of KAT, after due inquiry, there is and has been no failure on the part of the Issuer and the Subsidiaries or any of their respective officers and directors, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations in connection therewith, including without limitation
         Section 402 related to loans and Sections 302 and 906 related to certifications.

                  (xl) To the best knowledge of KAT, after due inquiry, as of the date hereof and as of the Closing Date, immediately prior to and immediately following the consummation of the Transactions, the Issuer and each Subsidiary is and will be Solvent. To the best knowledge of KAT, after due inquiry, neither Holdings nor the Issuer is contemplating the filing of a petition by it under any bankruptcy or insolvency laws or the liquidating of all or a substantial portion of its property, and the Issuer has no knowledge of any Person contemplating the filing of any such petition against Holdings or the Issuer. As used herein, "SOLVENT" shall mean, for any Person on a particular date, that on such date (A) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person,
         (B) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (C) such Person does not intend to, and does not believe that it will, incur debts and liabilities beyond such Person's ability to pay as such debts and liabilities mature, (D) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute an unreasonably small capital and (E) such Person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature.

                  (xli) Except as described in the section entitled "Plan of Distribution" in the Offering Memorandum, there are no contracts, agreements or understandings between KAT and the Issuer or any Subsidiary and any other Person other than the Initial Purchasers pursuant to this Agreement that would give rise to a valid claim against KAT, the Issuer, any such Subsidiary or either Initial Purchaser for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Notes.

                  (xlii) The statistical and market-related data and forward-looking statements (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in (or incorporated by reference into) the Offering Memorandum are based on or derived from independent sources that KAT, and to the best knowledge of KAT, after due inquiry, the Issuer believes to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources. KAT, or to the best knowledge of KAT, after due inquiry, the Issuer has obtained the written consent to the use of such data from such sources to the extent required.

                  (xliii) Each certificate signed by any officer of KAT or the Issuer and delivered to the Initial Purchasers or counsel for the Initial Purchasers pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty by KAT or the Issuer, as the case may be, to the Initial Purchasers as to the matters covered by such certificate.

                  (xliv) The Notes, the Indenture and the Registration Rights Agreement will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and will be substantially in the respective forms previously delivered to the Initial Purchasers. The Credit Agreement conforms in all material respects to the statements relating thereto contained in the Offering Memorandum.

                  (xlv) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by KAT of its, and to the best knowledge of KAT, after due inquiry, the Issuers of their obligations hereunder, in connection with the offering, issuance or sale of the Notes, for the performance by the Issuers of their respective obligations under the Transaction Documents, or the consummation of the transactions contemplated hereby or thereby or for the due execution, delivery or performance by the Issuers of any of the Transaction Documents, except as may be required
         (A) in connection with the registration of the Exchange Securities or the Private Exchange Securities under the Act or the qualification of the Indenture under the 1939 Act (as defined below), in each case pursuant to the Registration Rights Agreement or (B) pursuant to state securities or Blue Sky laws.

                  (xlvi) To the best knowledge of KAT, after due inquiry, all descriptions in (or incorporated by reference into) the Offering Memorandum of contracts and other documents to which the Issuer or any of its Subsidiaries are a party are accurate in all material respects; there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments that would be required to be described in a registration statement on Form S-1 under the Act that are not described or referred to in (or incorporated by reference into) the Offering Memorandum, and the descriptions thereof or references thereto are correct and fairly and accurately summarize such agreements and instruments in all material respects.

                  (xlvii) Subject to compliance by the Initial Purchasers with the representations and warranties and the procedures set forth in
         Section 5(b) hereof, it is not necessary in connection with the offer, sale and delivery of the Original Notes to the Initial Purchasers and to each subsequent purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Original Notes under the Act.

                  KAT acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 of this Agreement, counsel to the Issuer and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and the Issuer hereby consents to such reliance.

                  (b) Each Initial Purchaser acknowledges that it is purchasing the Original Notes pursuant to a private sale exemption from registration under the Act, and that the Original Notes have not been registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Act. Each Initial Purchaser, severally and not jointly, represents, warrants and covenants to the Issuer that:

                  (i) Neither it, nor any person acting on its behalf, has or will solicit offers for, or offer or sell, the Original Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act and it has and will solicit offers for the Original Notes only from, and will offer and sell the Original Notes only to, (1) Persons whom such Initial Purchaser reasonably believes to be QIBs or, if any such Person is buying for one or more institutional accounts for which such Person is acting as fiduciary or agent, only when such Person has represented to such Initial Purchaser that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in reliance on the exemption from the registration requirements of the Act pursuant to Rule 144A, or (2) Persons other than U.S. Persons outside the United States in reliance on the exemption from the registration requirements of the Act provided by Regulation S.

                  (ii) With respect to offers and sales outside the United States, such Initial Purchaser has offered the Original Notes and will offer and sell the Original Notes (1) as part of its distribution at any time and (2) otherwise until 40 days after the later of the commencement of the offering of the Original Notes and the Closing Date, only in accordance with Rule 903 of Regulation S or another exemption from the registration requirements of the Act. Accordingly, neither such Initial Purchaser nor any person acting on its behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Original Notes, and any such persons have complied and will comply with the offering restrictions requirements of Regulation S.

                  Terms used in this Section 5(b)(ii) have the meanings given to them by Regulation S.

                  The Initial Purchasers understand that KAT and, for purposes of the opinions to be delivered to them pursuant to Section 8 hereof, counsel to KAT and the Issuer and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations, and each Initial Purchaser hereby consents to such reliance.

                  6. Indemnification. KAT, and on and after the Effective Date, the Issuers (the "ISSUING PARTY") agree to indemnify and hold harmless the Initial Purchasers, each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of any Initial Purchaser and the agents, employees, officers and directors of any such controlling person from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited, to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation) (collectively, "LOSSES") to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuing Party will not be liable in any such case to the extent, but only to the extent, that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission relating to an Initial Purchaser made therein in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of such Initial Purchaser expressly for use therein; provided further, that the Issuing Party shall not be liable for any Losses that (A) result solely from an untrue statement of a material fact contained in, or the omission of a material fact from, any Preliminary Offering Memorandum, which untrue statement or omission was completely corrected in the Offering Memorandum (as then amended or supplemented) if it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (1) such Initial Purchaser sold the notes to the person alleging such Loss and failed to send or give, at or prior to the written confirmation of such sale, a copy of the Offering Memorandum (as then amended or supplemented), if required by law to have so delivered it, and (2) the Issuing Party had previously furnished copies of the corrected Offering Memorandum to such Initial Purchaser within a reasonable amount of time prior to such sale or such confirmation, and (3) the corrected Offering Memorandum, if delivered, would have been a complete defense against the person asserting such Loss. This indemnity agreement will be in addition to any liability that the Issuer may otherwise have, including, but not limited to, liability under this Agreement.

                  (a) Each Initial Purchaser agrees to indemnify and hold harmless the Issuing Party, and each person, if any, who controls the Issuing Party within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each of its agents, employees, officers and directors and the agents, employees, officers and directors of any such controlling person from and against any Losses to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission relating to such Initial Purchaser made therein in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of such Initial Purchaser expressly for use therein. The Issuing Party and the Initial Purchasers acknowledge that the information described in Section 9 is the only information furnished in writing by the Initial Purchasers to the Issuer expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

                  (b) Promptly after receipt by an indemnified party under subsection 6(a) or 6(b) above of notice of the commencement of any action, suit or proceeding (collectively, an "ACTION"), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate in such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense of such action with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such action, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) the named parties to such action (including any impleaded parties) include such indemnified party and the indemnifying parties (or such indemnifying parties have assumed the defense of such action), and counsel to such indemnified parties and such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses of counsel shall be borne by the indemnifying parties. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, which consent may not be unreasonably withheld. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by paragraph (a) or (b) of this Section 6, then the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 45 days prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  7. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 of this Agreement is for any reason held to be unavailable from the indemnifying party, or is insufficient to hold harmless a party indemnified under Section 6 of this Agreement, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such aggregate Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuing Party, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Original Notes or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Issuing Party, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Issuing Party, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Original Notes (net of discounts and commissions but before deducting expenses) received by the Issuer are to (y) the total discount received by the Initial Purchasers. The relative fault of the Issuing Party, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuing Party or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.

                  The Issuing Party and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall any Initial Purchaser be required to contribute any amount in excess of the amount by which the total discount and commissions applicable to the Original Notes purchased by such Initial Purchaser pursuant to this Agreement exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each person, if any, who controls the Issuing Party within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each director, officer, employee and agent of the Issuing Party shall have the same rights to contribution as the Issuing Party. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this
Section 7, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise, except to the extent that it has been prejudiced in any material respect by such failure; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6 for purposes of indemnification. Anything in this section to the contrary notwithstanding, no party shall be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such written consent was not unreasonably withheld.

                  8. Conditions of Initial Purchasers' Obligations. The obligations of the Initial Purchasers to purchase and pay for the Original Notes, as provided for in this Agreement, shall be subject to satisfaction or waiver of the following conditions prior to or concurrently with such purchase:

                  (a) All of the representations and warranties of KAT and the Issuers contained in this Agreement shall be true and correct on the date of this Agreement and on the Closing Date. KAT, Holdings, and the Issuers shall have performed or complied with all of the agreements and covenants contained in this Agreement and required to be performed or complied with by it at or prior to the Closing Date.

                  (b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers on the date of this Agreement or at such later date as the Initial Purchasers may determine. No stop order suspending the qualification or exemption from qualification of the Original Notes in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

                  (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency that would, as of the Closing Date, prevent the issuance and sale of the Original Notes or consummation of the Exchange Offer; except as disclosed in the Offering Memorandum, no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of KAT, after due inquiry, threatened against Holdings, the Issuer or any Subsidiary before any court or arbitrator or any governmental body, agency or official that, if adversely determined, could reasonably be expected to have a Material Adverse Effect; and no stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued.

                  (d) As of September 30, 2003, neither the Issuer nor any Subsidiary had any material liabilities or obligations, direct or contingent, that were not set forth in the Issuer's consolidated balance sheet as of such date or in the notes thereto set forth in the Offering Memorandum or otherwise described in the Offering Memorandum. Since September 30, 2003, except as set forth or contemplated in the Offering Memorandum, (a) none of Holdings, the Issuer or any Subsidiary has (1) incurred any liabilities or obligations, direct or contingent, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (b) there has not been any event or development in respect of the business or condition (financial or other) of KAT, the Issuer and the Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and (c) there has been no dividend or distribution of any kind declared, paid or made by Parent or the Issuer on any class of its capital stock.

                  (e) The Initial Purchasers shall have received certificates, dated the Closing Date, signed by two authorized officers of the Issuer confirming, as of the Closing Date, to their knowledge, the matters set forth in paragraphs (a) (solely with respect to representations and warranties of the Issuers), (b), (c) and (d) of this Section 8.

                  (f) The Initial Purchasers shall have received on the Closing Date opinions dated the Closing Date, addressed to the Initial Purchasers, of (x) Mayer, Brown, Rowe & Maw LLP, counsel to KAT, and
         (y) Paul, Hastings, Janofsky & Walker LLP, counsel to the Issuer, substantially in the form of Exhibits A-1 and A-2 attached hereto and
         (z) (i) such other opinions of local counsel in such jurisdictions as may reasonably be requested by counsel to the Initial Purchasers or
         (ii) copies of any opinions delivered in connection with any of the other Transactions together with reliance letters relating to such opinions in form and substance satisfactory to the Representative and counsel to the Initial Purchasers.

                  (g) The Initial Purchasers shall have received on the Closing Date an opinion dated the Closing Date of Cahill Gordon & Reindel LLP, counsel to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers.

                  (h) On the date hereof, the Initial Purchasers shall have received a "comfort letter" from PricewaterhouseCoopers LLP, independent public accountants for the Issuer, dated the date of this Agreement, addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers (it being understood that if the Offering Memorandum is not printed on the date hereof, such comfort letter shall, on the date hereof, contain excerpts from the Preliminary Offering Memorandum indicating the procedures performed by such independent public accountants on the financial data included in the Preliminary Offering Memorandum in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers). In addition, the Initial Purchasers shall have received a "bring-down comfort letter" from PricewaterhouseCoopers LLP, dated as of the Closing Date, addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

                  (i) Holdings and the Issuers shall have executed and delivered the Assumption Agreement and Transaction Documents (other than the Notes Documents) to which they are a party and the Initial Purchasers shall have received copies thereof.

                  (j) The Issuers shall have executed and delivered the Registration Rights Agreement and the Initial Purchasers shall have received executed counterparts thereof.

                  (k) The Existing Bank Facility and the PIK Notes shall be, substantially simultaneously with the closing hereunder, repaid in full and terminated. The renewal of the AR Facility, the investment of the Sponsor Equity and the Merger shall have been, or shall be consummated substantially simultaneously with the closing hereunder.

                  (l) The Initial Purchasers shall have been furnished with wiring instructions for the application of the proceeds of the Original Notes in accordance with this Agreement and such other information as they may reasonably request.

                  (m) Cahill Gordon & Reindel LLP, counsel to the Initial Purchasers, shall have been furnished with such documents as they may reasonably request to enable them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions contained in this Agreement.

                  (n) The Original Notes shall be eligible for trading in Portal upon issuance. All agreements set forth in the representation letter of the Issuer to DTC relating to the approval of the Notes by DTC for "book-entry" transfer shall have been complied with.

                  (o) The Third Supplemental Indenture dated November 18, 2003 to the Indenture shall be in full force and effect, the amendments provided for therein shall have become or shall become operative in accordance with its terms substantially simultaneously with the closing hereunder and any consent fees owed in connection with the solicitation of the consent of holders the outstanding 10 1/2% senior subordinated notes due 2009 shall have been or shall be paid substantially simultaneously with the closing hereunder.

                  If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement to be fulfilled (or waived by the Initial Purchasers), this Agreement may be terminated by the Initial Purchasers on notice to the Issuer at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party. Notwithstanding any such termination, the provisions of Sections 4(f), 6, 7, 9, 10 and 11(d) shall remain in effect.

                  The documents required to be delivered by this Section 8 will be delivered at the office of counsel for the Initial Purchasers on the Closing Date.

                  9. Initial Purchasers Information. KAT and the Initial Purchasers severally acknowledge that the statements with respect to the delivery of the Original Notes to the Initial Purchasers set forth in the first sentence of the fourth paragraph, the first sentence of the sixth paragraph, the ninth paragraph and the tenth paragraph under "Plan of distribution" in the Preliminary Offering Memorandum and the Offering Memorandum constitute the only information furnished in writing by the Initial Purchasers expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

                  10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements contained in this Agreement, including the agreements contained in Sections 4(f) and 11(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers or any controlling person thereof or by or on behalf of the Issuer or any controlling person thereof, and shall survive delivery of and payment for the Original Notes to and by the Initial Purchasers. The agreements contained in Sections 4(f), 6, 7, 9 and 11(d) shall survive the termination of this Agreement, including pursuant to Section 11.

                  11. Effective Date of Agreement; Termination. (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

                  (b) The Initial Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to KAT from the Initial Purchasers, without liability (other than with respect to Sections 6 and 7) on the Initial Purchasers' part to KAT, Holdings, the Issuer or any of their respective affiliates thereof if, on or prior to such date, (i) KAT shall have failed, refused or been unable to perform any agreement on its part to be performed under this Agreement when and as required; (ii) any other condition to the obligations of the Initial Purchasers under this Agreement to be fulfilled by KAT pursuant to Section 8 is not fulfilled when and as required in any material respect; (iii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, or minimum prices shall have been established thereon by the Commission, or by such exchange or other regulatory body or governmental authority having jurisdiction; (iv) a general moratorium shall have been declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred; (v) there is an outbreak or escalation of hostilities or national or international calamity in any case involving the United States, on or after the date of this Agreement, or if there has been a declaration by the United States of a national emergency or war or other national or international calamity or crisis (economic, political, financial or otherwise) which affects the U.S. and international markets, making it, in the Initial Purchasers' judgment, impracticable to proceed with the offering or delivery of the Original Notes on the terms and in the manner contemplated in the Offering Memorandum; or (vi) there shall have been such a material adverse change in general economic, political or financial conditions or the effect (or potential effect if the financial markets in the United States have not yet opened) of international conditions on the financial markets in the United States shall be such as, in the Initial Purchasers' judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Offering Memorandum.

                  (c) Any notice of termination pursuant to this Section 11 shall be given at the address specified in Section 12 below by telephone, telephonic facsimile or telegraph, confirmed in writing by letter.

                  (d) If this Agreement shall be terminated pursuant to Section 11(b), or if the sale of the Notes provided for in this Agreement is not consummated because of any refusal, inability or failure on the part of the Issuer to satisfy any condition to the obligations of the Initial Purchasers set forth in this Agreement to be satisfied on its part or because of any refusal, inability or failure on the part of KAT to perform any agreement in this Agreement or comply with any provision of this Agreement, the Issuer will reimburse the Initial Purchasers for all of their reasonable out-of-pocket expenses (including, without limitation, the fees and expenses of the Initial Purchasers' counsel) incurred in connection with this Agreement.

                  12. Notice. All communications with respect to or under this Agreement, except as may be otherwise specifically provided in this Agreement, shall be in writing and, if sent to the Initial Purchasers, shall be mailed, delivered or telegraphed or telecopied and confirmed in writing to c/o UBS Securities LLC, 677 Washington Blvd., Stamford, CT 06901 (fax number:
203-719-1075), Attention: High Yield Syndicate Department, with a copy for information purposes only to UBS Securities LLC, 677 Washington Blvd., Stamford, CT 06901 (fax number: 203-719-0608), Attention: Legal and Compliance Department; and if sent to KAT, shall be mailed, delivered or telegraphed or telecopied and confirmed in writing to KAT Holdings, Inc., c/o Kenner & Co., 437 Madison Avenue, 36th Floor, New York, New York 10022 (fax number: (212) 758-0406),
Attention: Jeffrey L. Kenner, Mark L. Deutsch and Thomas M. Wolf.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged by telecopier machine, if telecopied; and one business day after being timely delivered to a next-day air courier.

                  13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchasers, KAT and the controlling persons and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Notes from the Initial Purchasers.

                  14. Construction. This Agreement shall be construed in accordance with the internal laws of the State of New York (without giving effect to any provisions thereof relating to conflicts of law).

                  15. Submission to Jurisdiction; Waiver of Jury Trial. No proceeding related to this Agreement or the transactions contemplated hereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and KAT, and on and as of the Effective Time the Issuers hereby consent to the jurisdiction of such courts and personal service with respect thereto. KAT, and on and as of the Effective Time the Issuers hereby waive all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. KAT, and on and as of the Effective Time the Issuers agree that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon the Issuer and may be enforced in any other courts in the jurisdiction of which the Issuer is or may be subject, by suit upon such judgment.

                  16. Captions. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

                  17. Counterparts. This Agreement may be executed in various counterparts that together shall constitute one and the same instrument.


                            [Signature Page Follows]

                  If the foregoing Purchase Agreement correctly sets forth the understanding among KAT and the Initial Purchasers, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among KAT and the Initial Purchasers.



                                       KAT HOLDINGS, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

Confirmed and accepted as of
the date first above written:


UBS SECURITIES LLC


By:
   ------------------------------
   Name:
   Title:


By:
   ------------------------------
   Name:
   Title:



CIBC WORLD MARKETS CORP.


By:
   ------------------------------
   Name:
   Title:

                                                                      SCHEDULE I


Initial Purchaser                                  Principal Amount of Notes to Be Purchased
-----------------                                  -----------------------------------------
UBS Securities LLC                                                   $25,000,000
CIBC Capital Markets, Inc.                                           $25,000,000
TOTAL                                                                $50,000,000

                                                                     SCHEDULE II


                                  SUBSIDIARIES


                                                           %              JURISDICTION
                                                      OWNED BY THE             OF
                 NAME          TYPE OF ENTITY           THE ISSUER        INCORPORATION         GUARANTOR
                 ----          --------------         ------------        -------------         ---------


                                                                     EXHIBIT A-1

                       FORM OF OPINION OF COUNSEL FOR KAT


                  The opinion of Mayer, Brown, Rowe & Maw LLP, counsel for KAT (capitalized terms used herein and not otherwise defined in such opinion shall have the meanings provided in the Purchase Agreement, to which this is an Exhibit), to be delivered pursuant to Section 8(f) of the Purchase Agreement shall be to the effect that:

                  1. Prior to consummation of the Merger in accordance with the Merger Agreement, KAT (a) is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite corporate power and authority, and has all governmental licenses, authorizations, consents and approvals necessary to own its property and carry on its business as now being conducted, except if the failure to obtain any such license, authorization, consent or approval could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to be so qualified and in good standing, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  2. KAT has, and upon consummation of the Merger on the Closing Date in accordance with the terms of the Merger Agreement the Issuer will have, all requisite corporate power and authority to execute, deliver and perform all of its obligations under the Note Documents.

                  3. The Purchase Agreement has been duly and validly authorized, executed and delivered by KAT.

                  4. Upon consummation of the Merger on the Closing Date in accordance with the terms of the Merger Agreement, the Indenture will be a legally binding and valid obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, equitable subordination, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the discretion of the court before which any proceeding therefor may be brought and (iii) limitations on the availability of specific performance, injunctive relief or other equitable remedies and by public policy considerations which, among other things, may limit or restrict any agreement relating to indemnification, contribution or exculpation of costs, expenses or liabilities.

                  5. Upon consummation of the Merger on the Closing Date in accordance with the terms of the Merger Agreement, the Original Notes will be duly and validly authorized for issuance and sale to the Initial Purchasers by the Issuer and, when issued, authenticated and delivered by the Issuer against payment by the Initial Purchasers on the Closing Date in accordance with the terms of the Purchase Agreement and the Indenture, the Original Notes will be legally binding and valid obligations of the Issuer, entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, equitable subordination, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the discretion of the court before which any proceeding therefor may be brought and (iii) limitations on the availability of specific performance, injunctive relief or other equitable remedies and by public policy considerations which, among other things, may limit or restrict any agreement relating to indemnification, contribution or exculpation of costs, expenses or liabilities.

                  6. Upon consummation of the Merger on the Closing Date in accordance with the terms of the Merger Agreement, the Exchange Notes will be duly and validly authorized for issuance by the Issuer, and, when validly executed by the Issuer, authenticated by the Trustee in the manner provided in the Indenture, issued by the Issuer and delivered in exchange for the Original Notes in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Exchange Notes, will be legally binding and valid obligations of the Issuer, entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, equitable subordination, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the discretion of the court before which any proceeding therefor may be brought and (iii) limitations on the availability of specific performance, injunctive relief or other equitable remedies and by public policy considerations which, among other things, may limit or restrict any agreement relating to indemnification, contribution or exculpation of costs, expenses or liabilities.

                  7. Upon consummation of the Merger on the Closing Date in accordance with the terms of the Merger Agreement, the Registration Rights Agreement will be duly and validly authorized, executed and delivered by the Issuer and will constitute a valid and legally binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except that the enforcement thereof may be subject to
         (i) bankruptcy, insolvency, fraudulent conveyance, equitable subordination, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the discretion of the court before which any proceeding therefor may be brought and (iii) limitations on the availability of specific performance, injunctive relief or other equitable remedies and by public policy considerations which, among other things, may limit or restrict any agreement relating to indemnification, contribution or exculpation of costs, expenses or liabilities.

                  8. Upon consummation of the Merger on the Closing Date in accordance with the terms of the Merger Agreement, the Credit Agreement and each of the Bank Security

         Documents will have been duly and validly authorized, executed and delivered by the Issuer.

                  9. The execution, delivery and performance by the Issuer of the Transaction Documents to which it is a party and consummation of each of the Transactions, upon consummation of the Merger on the Closing Date in accordance with the terms of the Merger Agreement and assuming the effectiveness of the waivers and consents solicited by the Issuer pursuant to the Supplemental Indenture, do not and will not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Issuer or any Subsidiary (other than as created pursuant to the Credit Agreement and the Bank Security Documents) under or pursuant to, (a) the charter, bylaws or other constitutive documents of the Issuer or any Subsidiary, (b) any Applicable Law applicable to the Issuer or any Subsidiary or their respective assets or properties, (c) the agreements to which the Issuer is a party and identified on Schedule II hereto, or (d) to our knowledge, any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over the Issuer or any Subsidiary or their respective assets or properties.

                  10. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 5(b) of the Purchase Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency, domestic or foreign, is required to be obtained or made by the Issuer or any Subsidiary for the execution, delivery and performance by the Issuer and the Subsidiaries of the Transaction Documents and the consummation of the Transactions, except (a) such as have been or will be obtained or made on or prior to the Closing Date, (b) registration of the Exchange Offer or resale of the Notes under the Act pursuant to the Registration Rights Agreement, or (c) such filings and recordings with governmental authorities as may be required to perfect liens under the Bank Security Documents.

                  11. After giving effect to the sale of the Original Notes in accordance with the Purchase Agreement and the application of the proceeds as described in the Offering Memorandum under the caption "Use of Proceeds," neither the Issuer nor any Subsidiary will be a company "controlled" by an "investment company" incorporated in the United States within the meaning of the Investment Company Act of 1940, as amended.

                  12. No registration under the Act of the Original Notes or qualification of the Indenture under the Trust Indenture Act is required for the sale of the Original Notes to the Initial Purchasers as contemplated by the Purchase Agreement or for the Exempt Resales, assuming in each case (a) the accuracy of the representations, warranties and agreements of the Issuer and of the Initial Purchasers contained in the Purchase Agreement, (b) the due performance by the Issuer and the Initial Purchasers of their respective covenants and agreements under the Purchase Agreement, (c) the accuracy of the representations and warranties made by each purchaser that purchases the Original Notes pursuant to Exempt Resales, as set forth in the letters of representation executed by each of such purchaser in the form of Annex A to the Purchase Agreement (including, but not limited to, that such purchasers are Eligible Purchasers), (d) compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described in the Offering Memorandum, and (e) the purchasers to whom the Initial Purchasers initially resell the Notes receive a copy of the Offering Memorandum prior to such sale. We express no opinion, however, as to when and under what circumstances any Original Notes initially sold by you may be reoffered or resold.

                  13. The issuance or sale of the Original Notes in accordance with the terms of the Purchase Agreement and the application of the proceeds therefrom as described in the section captioned "Use of Proceeds" in the Offering Memorandum will not violate Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

                  14. Each of the Transaction Documents conforms in all material respects to the description thereof contained in (or incorporated by reference into) the Offering Memorandum.

                  15. The statements under the captions "Description of Certain Indebtedness" and "Certain United States federal income tax considerations" in the Offering Memorandum, insofar as such statements purport to constitute a summary of legal matters, documents or proceedings referred to therein, fairly present in all material respects such legal matters, documents and proceedings.

                  16. The Assumption Agreement has been duly authorized, executed and delivered by the Issuer and Holdings and on the Closing Date will be a valid and binding agreement of the Issuer, enforceable against it in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, equitable subordination, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the discretion of the court before which any proceeding therefor may be brought and (iii) limitations on the availability of specific performance, injunctive relief or other equitable remedies and by public policy considerations which, among other things, may limit or restrict any agreement relating to indemnification, contribution or exculpation of costs, expenses or liabilities.

                  17. To our knowledge, other than as disclosed in the Offering Memorandum, there is no action, suit or proceeding pending or threatened, either in connection with, or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge, any of the Transaction Documents or any of the Transactions.

                  In addition, we have participated in conferences with officers and other representatives of the Issuer, representatives of the independent public accountants of the Issuer who examined the consolidated financial statements of the Issuer and the Subsidiaries included in (or incorporated by reference into) the Offering Memorandum, representatives of the Initial Purchasers and counsel for the Initial Purchasers, at which the contents of the Offering Memorandum and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum and have not made any independent check or verification thereof (except as set forth in paragraph (14) and (15) above), during the course of such participation, no facts came to our attention which lead us to believe that the Offering Memorandum, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, it being understood that we express no belief with respect to the pro forma financial statements, including the notes thereto, the financial statements, including the notes thereto, or other financial and statistical data included in (or incorporated by reference into), or omitted from, the Offering Memorandum. For purposes of the foregoing, we note that the Offering Memorandum was prepared in the context of a Rule 144A transaction and not as part of a registration statement under the Act and does not contain all of the information that would be required in a registration statement under the Act.

                  Such opinion shall also state that the Initial Purchasers may rely on the opinions of Mayer, Brown, Rowe & Maw, LLP issued in connection with the closing under the Credit Agreement.

                                                                     EXHIBIT A-2


                    FORM OF OPINION OF COUNSEL FOR THE ISSUER


                  The opinion of Paul, Hastings, Janofsky & Walker LLP, counsel for the Issuer (capitalized terms used herein and not otherwise defined in such opinion shall have the meanings provided in the Purchase Agreement, to which this is an Exhibit), to be delivered pursuant to Section 8(f) of the Purchase Agreement shall be to the effect that:

         1. The Issuer and each Delaware Subsidiary (a) is a corporation validly existing and in good standing under the laws of the State of Delaware and (b) is qualified to do business and is in good standing in the jurisdictions set forth on Exhibit B hereto.

         2. The Issuer has all requisite corporate power and authority to execute, deliver and perform all of its obligations under the Transaction Documents.

         3. Except as disclosed on the disclosure schedules to the Merger Agreement, and except as provided in the Credit Agreement dated as of December 10, 2003 among the Issuer, the guarantors named therein, certain other parties thereto and Canadian Imperial Bank of Commerce, as Collateral Agent, the execution, delivery and performance by the Issuer of the Transaction Documents will not conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a material default under, any indenture, mortgage, deed of trust or loan agreement to which the Issuer is a party, nor will such actions result in any violation of (a) the charter, bylaws or other constitutive documents of the Issuer or any Delaware Subsidiary, (b) any law, statute, rule or regulation that is customarily applicable to contemplated by the Merger Agreement and applicable to the Issuer or any of its Subsidiaries or their respective assets or properties or (c) to our Knowledge, any judgment, order or decree of any New York State or federal court or governmental agency or authority having jurisdiction over the Issuer or any of its Subsidiaries or their respective assets or properties.

         4. Neither the Issuer nor any of its Subsidiaries is an "investment company" incorporated in the United States within the meaning of the Investment Company Act of 1940, as amended.

                                                                       EXHIBIT B


                             [Assumption Agreement]

                                                                       EXHIBIT C


                         [Registration Rights Agreement]